SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       UNITED DOMINION REALTY TRUST, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                     [UNITED DOMINION LOGO]

                                                         March 28, 1996

         Fellow Shareholders:

              Please accept my personal invitation to attend the Annual Meeting of Shareholders to be held on Tuesday, May 7, 1995, at 4:00 p.m. at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia. The business to be conducted at the meeting is set forth in the formal notice that follows. At the meeting, management will review 1995, report on recent financial results and discuss expectations for the future. The directors and senior management will be available to answer any questions from the floor. After the meeting, there will be a reception and you will have the opportunity to speak informally with the directors, officers and other management of the Company.

              We rely upon all shareholders to promptly execute and return their proxies in order to avoid costly proxy solicitation. Therefore, in order to save the unnecessary expense of further proxy solicitation, I ask that you promptly sign and return the enclosed proxy card in the return envelope provided. If you attend the Annual Meeting, as I hope you do, you may withdraw your proxy at the meeting and vote your shares in person from the floor. Your vote is important to the Company.

                                  Sincerely,

                                  UNITED DOMINION REALTY TRUST, INC.

                                  /s/ JOHN P. MCCANN
                                  JOHN P. MCCANN
                                  PRESIDENT

         10 SOUTH SIXTH STREET, SUITE 203 / RICHMOND, VIRGINIA
                       23219-3802 / 804-780-2691

                           [UNITED DOMINION LOGO]

                                                                  March 28, 1996

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON TUESDAY, MAY 7, 1996

The Annual Meeting of Shareholders of United Dominion Realty Trust, Inc. will be held at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia, on Tuesday, May 7, 1996 at 4:00 p.m., for the following purposes:

1. To elect nine directors to serve for the ensuing year.

2. To consider and vote upon amendments of the Company's 1985 Stock Option Plan which will (i) establish the number and other terms of options to be granted annually to directors who are not employees of the Company, (ii) increase the number of shares of Common Stock dedicated for options from 2,400,000 to 4,200,000 and (iii) extend the termination date from December 31, 1997 to December 31, 2002.

3. To transact such other business as may properly come before the meeting.

The holders of shares of Common Stock of record at the close of business on March 15, 1996 are entitled to vote at the meeting. If you are present at the meeting, you may vote in person even though you have previously delivered your proxy.

                                          By Order of the Board of Directors
                                          /s/ KATHERYN E. SURFACE
                                          Katheryn E. Surface
                                          CORPORATE SECRETARY

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                       UNITED DOMINION REALTY TRUST, INC.

                                PROXY STATEMENT

                                 MARCH 28, 1996

GENERAL

     The enclosed proxy is solicited by the directors of United Dominion Realty Trust, Inc. (the "Company") for the Annual Meeting of Shareholders to be held at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia, at 4:00 p.m. on Tuesday, May 7, 1996 (the "Annual Meeting"). The proxy may be revoked at any time prior to voting thereof by notifying the persons named therein of intention to revoke or by conduct inconsistent with continued effectiveness of the proxy, such as delivery of a later dated proxy or appearance at the meeting and voting in person the shares to which the proxy relates. Shares represented by executed proxies will be voted, unless a different specification is made therein, FOR election as directors of the persons named therein and FOR approval of the amendments to the 1985 Stock Option Plan, as each is described herein. This proxy statement and the enclosed proxy were mailed on or before March 28, 1996 to shareholders of record at the close of business on March 15, 1996 (the "Record Date"). The Company has mailed each shareholder of record as of the Record Date an Annual Report that includes audited financial statements for the year ended December 31, 1995.

     At the close of business on the Record Date, the Company had 56,506,249 shares outstanding and entitled to vote. Each share has one vote on all matters including those to be acted upon at the Annual Meeting. The holders of a majority of such shares present at the Annual Meeting in person or represented by proxies will constitute a quorum. If a quorum is present, the affirmative vote of (i) a plurality of the shares voting at the Annual Meeting is required to elect directors, and (ii) a majority of the shares voting at the Annual Meeting is required to approve the amendment of the 1985 Stock Option Plan, provided the total number of shares voted is a majority of the shares outstanding and entitled to vote. Shareholders who wish to abstain from voting on any matter to be voted on at the Annual Meeting may do so by specifying that their vote on such matter be withheld in the manner provided in the enclosed proxy, and the shares otherwise votable by such shareholders will not be included in determining the number of shares voted on such matter. The Company will comply with instructions in a proxy executed by a broker or other nominee shareholder that less than all of the shares of which such shareholder is the holder of record on the Record Date are to be voted on a particular matter. All such shares which are not voted ("broker non-votes") will be treated as shares as to which vote has been withheld.

     The mailing address of the Company is 10 South Sixth Street, Suite 203, Richmond, Virginia 23219-3802. Notices of revocation of proxies should be sent to that address.

     THE COMPANY WILL PROVIDE SHAREHOLDERS, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, ON WRITTEN REQUEST TO KATHERYN E. SURFACE, SECRETARY OF THE COMPANY, AT THE MAILING ADDRESS SET FORTH ABOVE.

OWNERSHIP OF EQUITY SECURITIES

     "Beneficial ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and is not to be construed as an admission that any of such shares are in fact beneficially owned by any person. As of the Record Date, there are no shareholders known to the Company who own beneficially 5% or more of the outstanding shares of Common Stock.

     Beneficial ownership of shares as of the Record Date by directors and officers of the Company and nominees for election at the Annual Meeting, including shares deemed owned as a consequence of ownership of stock options exercisable within 60 days, is indicated in the table below. Except as otherwise indicated in the footnotes, each person named in the table and included in the director/officer group has sole voting and investment powers as to such shares, or shares such powers with his spouse and minor children, if any.

                                                                  SHARES BENEFICIALLY OWNED
                                                          IMMEDIATELY           THROUGH OPTIONS (1)
                      NAME                             NUMBER        PERCENT     NUMBER     PERCENT
Jeff C. Bane....................................       68,320(2)       0.1        6,000        --
Robert P. Buford................................      129,000          0.2        6,000        --
Richard B. Chess................................       57,650          0.1       52,263(4)    0.1
R. Toms Dalton, Jr..............................       33,740          0.1        4,000        --
James Dolphin...................................      140,310(3)       0.2       60,542(4)    0.1
Richard A. Giannotti............................       49,250          0.1       51,012(4)    0.1
Barry M. Kornblau...............................      218,499(5)       0.4       30,774(4)    0.1
John C. Lanford.................................       12,323(6)        --        6,000        --
John P. McCann..................................      358,164(2)(3)    0.6      231,204(4)    0.4
H. Franklin Minor...............................       64,900          0.1        6,000        --
Lynne B. Sagalyn................................        1,000           --           --(7)     --
C. Harmon Williams, Jr..........................       61,168(2)       0.1        6,000        --
All directors and officers as a group*
  *(24 persons).................................    1,399,836(2)(3)(5) 2.5      691,779(4)    1.2

(1) Assumes exercise in full of all options exercisable within 60 days.

(2) Includes, in the case of Mr. McCann and all directors and officers as a group and does not include in the case of Messrs. Bane and Williams, 37,500 shares owned by Planned Property Realty Corp., of which Mr. McCann is President and 50% shareholder and of which Messrs. Bane and Williams are each 25% shareholders. The Form 3 of Mr. Bane was amended by a Form 5 for 1995 to report ownership of shares by Planned Property Realty Corp.

(3) Includes 8,000 shares held by the Profit Sharing Plan of the Company (the "Plan") of which Messrs. McCann and Dolphin are trustees and under which they share voting and investment powers as to such shares.

(4) Does not include 44,737 shares, 97,126 shares, 45,988 shares, 77,226 shares, 138,132 and 516,925 shares issuable upon exercise of options granted to Messrs. Chess, Dolphin, Giannotti, Kornblau, McCann and all directors and officers as a group, respectively, which are not exercisable within 60 days.

(5) Does not include a total of 1,263,708 shares beneficially owned by Mr. Kornblau's parents, beneficial ownership of which is disclaimed by Mr. Kornblau.

(6) Includes 1,323 shares in Mr. Lanford's self-directed IRA account, the purchase of which in June of 1993 was not reported to the Commission on a timely basis, but was reported on Mr. Lanford's Form 5 for 1995.

(7) In the event Ms. Sagalyn is elected to the Board at the Annual Meeting and the proposed amendments to the 1985 Stock Option Plan are approved, she will be granted 7,000 stock options.

ELECTION OF DIRECTORS

     At the Annual Meeting nine directors are to be elected, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal. Unless otherwise specified, proxies solicited hereby will be voted FOR election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee named herein unavailable. All of the nominees, except Ms. Sagalyn, are now members of the Board of Directors and were elected at the 1995 Annual Meeting of Shareholders.

     The nominees, their ages, the year of election of each to the Board, their principal occupations during the past five years or more, and directorships of each in other companies, are as follows:

     Jeff C. Bane, 66, is President of Blake & Bane Inc., Richmond, Virginia, real estate brokers. He is a director of F&M Bank, Richmond, Virginia. He was first elected to the Board in 1972.

     R. Toms Dalton, Jr., 63, is a partner with Allen & Carwile, Waynesboro, Virginia, attorneys. He is a director of First Virginia Bank of Augusta, Wayneboro, Virginia. He was first elected to the Board in 1973.

     James Dolphin, 46, is Senior Vice President and Chief Financial Officer of the Company. He was first elected to the Board in 1988.

     Barry M. Kornblau, 46, is Senior Vice President and Director of Apartments of the Company. Mr. Kornblau joined the Company in 1991, in connection with the acquisition by the Company of the management of its apartment properties from Summit Realty Group, Inc., which had managed them since 1985. Mr. Kornblau has been President of Summit Realty Group, Inc., since 1984. He is also a director of Commerce Bank of Virginia, Richmond, Virginia. He was first elected to the Board in 1993.

     John C. Lanford, 65, is President of Adams Construction Co., Inc., Roanoke, Virginia, general contractors. He was first elected to the Board in 1973.

     John P. McCann, 51, is President and Chief Executive Officer of the Company. He is a director of Crestar Bank, Capitol Region, Richmond, Virginia, and Storage USA, Inc., Columbia, Maryland. He was first elected to the Board in 1978.

     H. Franklin Minor, 63, is an attorney-at-law and real estate broker in Richmond, Virginia. He was first elected to the Board in 1974.

     Lynne B. Sagalyn, 48, has been a professor and the coordinator of the Real Estate Program at the Columbia University Graduate School of Business since 1992. From 1991 to 1992, she was a visiting professor at Columbia. From 1987 to 1991, she was an associate professor of Planning and Real Estate Development at Massachusetts Institute of Technology. She is also on the faculty of the Homer Hoyt Institute for Advanced Studies in Real Estate and Land Economics. Ms. Sagalyn is a director of The Nature Conservancy, National Real Estate Advisory Board and The Retail Initiative.

     C. Harmon Williams, Jr., 65, is a real estate broker in Charlottesville, Virginia. He was first elected to the Board in 1972 and has served as Chairman of the Board since 1977.

COMMITTEES OF THE BOARD

     The Board has established an Executive Committee, a Compensation Committee and an Audit Committee as its standing committees. The Executive Committee has, to the extent permitted by law, all powers vested in the Board of Directors except such powers specifically denied it by the full Board. During 1995, Messrs. Buford, Dolphin, McCann and Williams were the members of the Executive Committee. The Compensation Committee sets directors' fees, the salaries of the President, Senior Vice Presidents and two Vice Presidents who also head departments of the Company (the "Named Executives"), contributions and awards, if any, under employee benefit plans and management incentive plans, and other management compensation, if any. Additionally, the Compensation Committee reviews the calculation of incentive/bonus compensation under the employment agreements described in "Employment Agreements" below. The members of the Compensation Committee during 1995 are identified below under "Compensation Committee Interlocks and Insider Participation." The Audit Committee reviews the financial reporting practices of the Company and the external audit function. Messrs. Bane, Buford and Minor were the members of the Audit Committee during 1995. Mr. Buford, who will retire from the Board at the Annual Meeting, is senior counsel to Hunton & Williams, which has been the Company's counsel since its inception.

     During 1995, the Board held 19 meetings (including 11 special meetings), the Compensation Committee held 3 meetings and the Audit Committee held 2 meetings. The Executive Committee did not meet during the year. Each director attended at least 75% of the meetings of the Board and of the committee to which he was assigned.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, the Compensation Committee consisted of Messrs. Dalton, Lanford and Williams. As described under "Compensation Committee Report on Executive Compensation," Mr. McCann participates in establishing the base compensation of the Company's other Named Executives.

INDEBTEDNESS OF OFFICERS TO COMPANY

     The executive officers of the Company listed in the table below are indebted to the Company for Common Stock purchased pursuant to the 1991 Stock Purchase and Loan Plan (the "Stock Purchase and Loan Plan") approved by the shareholders at the 1992 Annual Meeting. The table indicates the largest amount of the indebtedness outstanding since the beginning of fiscal year 1995 and the amount outstanding at March 31, 1996. As provided in the Stock Purchase and Loan Plan, such indebtedness bears interest at 7% per annum.

                                                                                     MAXIMUM
                                                    MAXIMUM INDEBTEDNESS          INDEBTEDNESS
                      NAME                          SINCE JANUARY 1, 1995      AT MARCH 31, 1996

John P. McCann..................................         $1,492,278              $1,474,671
James Dolphin...................................            679,060                 672,170
Barry M. Kornblau...............................            674,899                 667,612
Richard A. Giannotti............................            469,114                 464,431
Richard B. Chess................................            465,684                 460,693

COMPENSATION OF DIRECTORS

     For 1995, directors were paid retainer fees of $9,000 plus $1,000 for each regular meeting attended. During 1995, the directors as a group (other than Messrs. McCann, Dolphin and Kornblau, who received no additional compensation for serving as directors) received fees of $94,000. In December of 1995, the Board, upon recommendation of the Compensation Committee: (i) adopted a retirement policy whereby any director retiring from the Board after at least twenty years' service on the Board as an independent director will receive $5,000 per year for five years payable in January of each year, and (ii) approved a proposal to amend the 1985 Stock Option Plan to provide, among other things, for an automatic annual grant of 2,000 stock options for each outside director. The proposal to amend the 1985 Stock Option Plan is described in more detail in "Proposed Amendment of 1985 Stock Option Plan," and is to be voted upon by the shareholders at the Annual Meeting.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table presents information relating to total compensation during the fiscal years ended December 31, 1995, 1994 and 1993, of the chief executive officer and the other Named Executives whose total salary and bonus exceeded $100,000 for the 1995 calendar year.

                           SUMMARY COMPENSATION TABLE


                                                                              LONG-TERM
                                           ANNUAL COMPENSATION               COMPENSATION
              NAME AND                                                         AWARDS           ALL OTHER
         PRINCIPAL POSITION             YEAR     BASE SALARY      BONUS        OPTIONS        COMPENSATION (1)
John P. McCann                          1995      $ 320,000      $83,904         60,000            $2,887
  President and Chief                   1994        290,000       95,700         70,000             2,634
  Executive Officer                     1993        232,500       76,725             --             2,574

James Dolphin                           1995        176,000       46,147         30,000             2,887
  Senior Vice President                 1994        160,000       52,800         30,000             2,634
  and Chief Financial Officer           1993        140,000       46,200             --             2,574

Barry M. Kornblau                       1995        176,000       46,147         30,000             2,887
  Senior Vice President                 1994        160,000       52,800         30,000             2,634
  and Director of Apartments            1993        146,000       48,180             --             2,574

Richard B. Chess                        1995        120,000       31,464         22,500             2,887
  Vice President and                    1994        107,000       44,310         22,500             2,634
  Director of Acquisitions              1993         95,000       34,170             --             2,574

Richard A. Giannotti                    1995        108,000       28,318         22,500             2,887
  Vice President and                    1994         98,000       37,340         22,500             2,634
  Director of Construction              1993         86,000       28,380             --             2,574

(1) Represents contributions to the Plan for each of the Named Executives. Messrs. McCann and Dolphin are trustees and participants in the Plan.

OTHER TRANSACTIONS

     C. Harmon Williams, Jr., is a 49% owner of Northforty Commercial Properties, Inc. ("Northforty"), a commercial real estate brokerage firm. In 1995, Northforty acted as a broker on three transactions involving the Company (two purchases and one sale) and was paid aggregate commissions of $166,605. With respect to the purchase transactions, the commissions were paid by the seller.

EMPLOYMENT AGREEMENTS

     In October, 1982, the Company entered into employment agreements with Messrs. McCann and Dolphin and on January 1, 1991, entered into an employment agreement with Mr. Kornblau, who had not previously been employed by it. The employment agreements, which expire annually on December 31 but renew automatically for successive one year periods unless sooner terminated and are on substantially similar terms except for compensation terms, provide annual base salaries for the employees, subject to increase at the discretion of the Board of Directors. The annual base salaries for the employees for 1995 are disclosed above in the Summary Compensation Table. The agreements also provide for annual incentive/bonus compensation, calculated as a percentage of base salary for the year, based upon the increase in funds from operations ("FFO") per share, the primary performance measurement of the Company, for the current year over the prior year, up to a maximum incentive/bonus equal to 33% of base salary. The Board has agreed that Mr. McCann's maximum incentive/bonus can be 50% of base salary if the Company has an exceptional year; however, the Board has not defined the circumstances that would result in the payment of the maximum incentive/bonus to Mr. McCann. Incentive/bonuses, as a percent of base salary, are equal to twice the percentage increase in FFO per share, so that, for example, a 10% increase in FFO per share will result in an incentive/bonus of 20% of base salary. Therefore, the maximum incentive/bonus is achieved when FFO per share increases by 16.5%. No incentive/bonus compensation will be payable under any employment agreement if the increase for the year in FFO per share is less than 5%. Either the Company or the employee may terminate the agreement by 90 days' notice or in the event that the Company is sold, merged or otherwise liquidated. The agreements with Messrs. McCann and Dolphin provide that, in either case, the employee is entitled to severance pay equal to his then current annual base salary plus a pro-rata portion of any incentive/bonus compensation payable for that year. The agreement with Mr. Kornblau provides that he is entitled to such severance pay only in the event that the Company is sold, merged or otherwise liquidated.

     The following tables present information concerning stock options exercised by the chief executive officer and the other Named Executives of the Company. The Company does not grant stock appreciation rights.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUE

                                                                                            VALUE OF UNEXERCISED
                             SHARES                            UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                            ACQUIRED          VALUE           AT FISCAL YEAR END(1)        AT FISCAL YEAR END (2)
         NAME              ON EXERCISE     REALIZED (2)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
John P. McCann               47,220         $ 298,076         244,648/138,132              $810,868/$394,530
James Dolphin                10,444         $  67,233          87,430/ 97,126              $517,518/$218,186
Barry M. Kornblau             5,472         $  29,754          30,774/ 77,226              $105,786/$126,715
Richard B. Chess              4,500         $  32,281          53,963/ 44,737              $215,849/$ 50,132
Richard A. Giannotti         12,000         $  86,250          51,012/ 45,988              $199,104/$ 54,021

(1) Includes unvested options for 60,000 shares, 30,000 shares, 30,000 shares, 22,500 shares and 22,500 shares granted to Messrs. McCann, Dolphin, Kornblau, Chess and Giannotti, respectively.

(2) These values are calculated based on the difference between the exercise price(s) and the fair market value of the stock, as determined by reference to the closing sale prices on the New York Stock Exchange (the "NYSE") as of the exercise date(s) or December 29, 1995, as appropriate.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board has delegated to the Compensation Committee responsibility for developing and applying programs for compensating the Company's executive officers. During 1995, the Compensation Committee consisted of three outside directors. In addition, as described below, John P. McCann, President of the Company, participates in establishing executive officer compensation for other Named Executives.

     Executive compensation consists of four components: base salary, performance compensation, incentive compensation, and long term compensation. Each component is discussed below.

     With respect to base salary, the President consults with the Compensation Committee as to the amount of his proposed base salary and that of the other Named Executives. After consulting with the President and considering the factors discussed below, the Compensation Committee sets the base salaries of the Named Executives.

     Factors considered by the Compensation Committee in setting base salaries include the performance of the Company, individual accomplishments, any planned change of responsibility for the forthcoming year, salaries paid for similar positions within the real estate and REIT industry as published in industry statistical surveys and proposed base salary relative to that of other Named Executives. The predominating factor is the performance of the Company. The application of the remaining factors is subjective, with no particular factor being given more weight than the others. For the President, the Compensation Committee's perception of his performance is a factor. For the other Named Executives, the President's perception of their performance is also a factor. Industry awards are also considered. During each of the past six years, the President has received outstanding CEO awards from various publications. The Compensation Committee believes that these awards reflect not only the performance of the President, but also the other Named Executives. The market value of the Common Stock is not considered in setting base salaries.

     The performance of the Company is the most important factor in setting base salary. The Compensation Committee considers growth in FFO per share, the volume and quality of acquisitions, completed financings, execution of management's plan for the Company and other measures in assessing the Company's performance for the year, with the growth in FFO per share being the most important factor. The Compensation Committee also considers how the accomplishments of the current year position the Company for succeeding years.

     The Compensation Committee believed that 1995 was a good year for the Company. FFO increased 13% per share, mature apartment net operating income increased 7%, 1995 acquisitions performed above projections, apartment development and sales programs were initiated, and the Company successfully completed a variety of financings believed to be attractive over the long term. These accomplishments were considered in setting base salaries for 1996.

     Performance compensation, in the form of incentive/bonuses, is provided for in the employment agreements of the President and the Senior Vice Presidents summarized above under "Employment Agreements." For 1995, the other two Named Executives received performance compensation on the same basis as the President and Senior Vice Presidents. This performance compensation, as a percentage of base salary, is equal to twice the percentage increase in FFO per share for the current year over the prior year, up to a maximum of 33% of base salary. Based upon the 13% per share increase in FFO, the President and the other Named Executives earned performance compensation of 26% of their respective base salaries for 1995.

     Incentive and long term compensation are designed to attract, motivate and retain executives critical to the long term success of the Company, by promoting the alignment of executive interests and the interests of shareholders. Stock options and participation in the Stock Purchase and Loan Plan are the principal incentive and long term compensation vehicles. In selecting recipients and the size of their awards, their positions with the Company, their long term potential and prior awards are considered. The Compensation Committee believes option grants should either be made annually or vest annually on a generally consistent basis.

                             COMPENSATION COMMITTEE

  R. Toms Dalton, Jr.            John C. Lanford        C. Harmon Williams, Jr.

                                   PRESIDENT

                                 John P. McCann

PROPOSED AMENDMENT OF 1985 STOCK OPTION PLAN

     The Board has adopted and recommends that the shareholders approve amendments of the 1985 Stock Option Plan, as amended to date (the "Stock Option Plan"), which will (i) establish the number of options to be granted to directors who are not employees of the Company and fix other terms of such options, (ii) increase the number of shares of Common Stock dedicated for issuance upon exercise of options granted thereunder from 2,400,000 (as adjusted to give effect to the stock split which occurred in 1993) to 4,200,000, and
(iii) extend the Stock Option Plan termination date from December 31, 1997 to December 31, 2002.

     Under the amendments applicable to options granted to directors who are not employees, each such director will be granted options to purchase 2,000 shares of Common Stock, on each date such director is elected or re-elected to the Board. The option price of such options will be "Fair Market Value", as defined in the Stock Option Plan, of the Common Stock on the date of grant, and it may be paid only in cash. Such options will be exercisable for a period of ten years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part. In addition, on the date of his or her first being elected to the Board, a non-employee director will be granted options to purchase 5,000 shares of Common Stock at the Fair Market Value of the Common Stock on the date of grant. The purchase price of such options will be payable only in cash; such options will be exercisable for a period of five years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part.

     Currently, options are granted to non-employee directors who are not Compensation Committee members in the discretion of the Compensation Committee. The Board believes that changing the basis of award of options to such directors from a discretionary basis to a basis fixed by the terms of the Stock Option Plan will eliminate a conflict of interest inherent in administration of the Stock Option Plan. The amendments also make Compensation Committee members eligible for options and provide that the provisions of the Stock Option Plan relating to options to be granted to non-employee directors cannot be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employees Retirement Income Security Act or the rules thereunder. Any amendment of such provisions that would materially increase the number of options granted to non-employee directors must be approved by the Company's shareholders.

     The Company currently employs approximately 1,100 persons, including three who are also directors, who are potential participants in the Stock Option Plan. There are six directors who are not employed by the Company to whom options will be granted annually under the proposed amendments. If the proposed amendments had been in effect for the last fiscal year, these directors would have been granted options on May 2, 1995, for a total of 12,000 shares of Common Stock at a price of $14 per share. If Ms. Sagalyn, a nominee for election to the Board at the Annual Meeting, had been elected on May 2, 1995 and the proposed amendments had then been in effect, she would have been granted options to purchase 7,000 shares of Common Stock at a price of $14 per share on May 2, 1995.

     Options granted to a non-employee director will terminate 30 days after the director resigns or is removed from the Board, or 30 days after the annual meeting of shareholders at which the director's term expires, if the director does not stand or is not nominated for re-election or retires at that meeting.

     With respect to the remaining proposed amendments to the Stock Option Plan, options for 1,901,100 shares have been granted since the adoption of the Stock Option Plan in 1985, leaving only 597,840 (98,940 of the options being terminated and reallocated to the Plan as provided by Article V of the Plan) available for future options, while the number of potential optionees has grown substantially, primarily as a result of the increase in the number of employees from approximately 445 in February of 1993 to approximately 1,100 in February of 1996. The Board believes that the Stock Option Plan is an effective incentive and long term compensation vehicle for key employees which is critical in motivating and retaining key employees by aligning their interest with those of the shareholders. Increasing the number of shares reserved for the Stock Option Plan will assure an adequate reservation for annual grant of options to key employees until the Stock Option Plan terminates. The Board also believes that extending the termination date of the Stock Option Plan as proposed will allow for the Stock Option Plan to continue to be used as a mechanism to compensate key employees.

     A copy of the Stock Option Plan, giving effect to the proposed amendments, is attached to this Proxy Statement as Exhibit A. The following discussion is only a summary of the Stock Option Plan and is qualified in its entirety by reference to Exhibit A.

GENERAL

     The Stock Option Plan reserves an adjusted total of 2,400,000 shares of Common Stock (subject to further adjustment pursuant to customary antidilution provisions) for issuance upon exercise of options granted under the Stock Option Plan. The Company has issued 399,556 shares on exercise of options previously granted and options for 1,901,100 shares are outstanding, leaving 597,840 (98,940 of the options being terminated and reallocated to the Plan as provided by Article V of the Plan) shares currently available for options. Approval of the proposed amendments will increase the number of shares reserved for options to 4,200,000, thus increasing the number of shares currently available for options to approximately 2,400,000. The market value of the shares subject to outstanding options and reserved for future options under the proposed amendments, based upon the closing sale price of the Common Stock on the NYSE on March 20, 1996, was $14.75 per share. Unless sooner terminated by the Board, the Stock Option Plan will terminate on December 31, 1997. Approval of the proposed amendments will extend this date to December 31, 2002.

     The Stock Option Plan is intended to assist the Company in recruiting and retaining directors and key employees with ability and initiative by enabling directors and employees who contribute significantly to the Company to participate in its future success and to associate their interests with those of the Company. The Compensation Committee designates employees, including employees who are directors, to whom options are to be granted. Non-employee directors are granted options upon first being elected to the Board and annually as described under "Options -- Non-employee Directors." An option granted under the Stock Option Plan may be an incentive stock option ("ISO") qualifying for favorable federal income tax treatment under Section 422A of the Internal Revenue Code of 1981, as amended, or a nonqualified stock option ("NQO"), as determined by the Compensation Committee. Only NQOs may be granted to directors who are not also employees. All options granted under the Stock Option Plan are evidenced by agreements ("Option Agreements") between the Company and the Stock Option Plan participants that specify the terms and conditions of the options consistent with the provisions of the Stock Option Plan. Options cannot be granted after December 31, 1997. Approval of the proposed amendments will extend this date to December 31, 2002.

ADMINISTRATION

     The Compensation Committee administers the Stock Option Plan. Members of the Compensation Committee, like other members of the Board who are not employees, will be granted options as described under "Options -- Non-employee Directors."

OPTIONS

     Options granted under the Stock Option Plan are not transferable except at death. Options may be exercised in accordance with the Stock Option Plan and such other terms and conditions not prescribed by the Stock Option

Plan as the Compensation Committee may prescribe in Option Agreements. No option will be exercisable after 10 years from the date the option was granted.

     EMPLOYEES. Any employee of the Company, including any executive officer of the Company and any employee who is a director, who, in the judgment of the Compensation Committee, has contributed or can be expected to contribute to the profits or growth of the Company, may be granted one or more options under the Stock Option Plan. The Compensation Committee determines the number of shares subject to each option granted by it.

     The price per share payable upon exercise of any option granted to an employee under the Stock Option Plan will be determined by the Compensation Committee but in the case of an ISO will not be less than the "Fair Market Value" of the Common Stock on the date of grant, which is the closing sale price of the Common Stock on the NYSE on such date, or, if the NYSE shall be closed on such date, or if the Common Stock is not traded on such date, the next preceding date on which the NYSE shall have been open and the Common Stock traded thereon. If an ISO is granted to an employee who owns, directly or by attribution, more than ten percent of the total combined voting power of all classes of stock of the Company, the option price per share may not be less than 110% of the per share fair market value of the Common Stock on the date of grant.

     An employee may not be granted ISOs that first become exercisable in a calendar year for Common Stock with a fair market value (determined as of the date of grant) that exceeds $100,000.

     An employee exercising an option may pay the purchase price in cash or a cash equivalent acceptable to the Compensation Committee. If the Option Agreement so provides, payment of all or part of the option price also may be made by surrendering shares of Common Stock to the Company provided the shares surrendered have a fair market value that is not less than the option price or part thereof in payment of which such shares are surrendered.

     NON-EMPLOYEE DIRECTORS. Each director who is not an employee of the Company will be granted options to purchase 2,000 shares of Common Stock on each date each director is elected or re-elected to the Board. The option price will in each case be the "Fair Market Value," as defined in the Stock Option Plan, of the Common Stock on the date of grant, and will be payable only in cash. Such options will be exercisable for a period of ten years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part.

     In addition, on the date of his or her first being elected to the Board, a non-employee director will be granted the option to purchase 5,000 shares of Common Stock at the Fair Market Value of the Common Stock on the date of grant. The option price of such options will be payable only in cash; such options will be exercisable for a period of five years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part.

     Options granted to a non-employee director will terminate 30 days after the director resigns or is removed from the Board, or 30 days after the annual meeting of shareholders at which the director's term expires, if the director does not stand or is not nominated for re-election or retires at that meeting.

AMENDMENT OF THE STOCK OPTION PLAN

     The Board may amend the Stock Option Plan in such respects as it deems advisable, but the shareholders must approve any amendment that would (i) increase the aggregate number of shares that may be issued under options, (ii) change the class of persons eligible to participate in the Stock Option Plan, or
(iii) otherwise materially increase the benefits accruing to participants in the Stock Option Plan. The provisions applicable to options to be granted to non-employee directors cannot be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employees Retirement Income Security Act or the rules thereunder. In addition, without a participant's consent, no amendment may adversely affect the rights of such participant under any option outstanding at the time the amendment is made.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the Company's understanding of the more significant federal income tax consequences associated with the Stock Option Plan.

     The Company has been advised by counsel that, for federal income tax purposes, no income will be recognized by a participant when an option is granted. If an option is exercised, the federal income tax consequences will depend upon whether the option is an ISO or an NQO.

     No income will be recognized by a participant upon the exercise of an ISO (although the difference between the fair market value of the Common Stock on the date of exercise and the option price is an adjustment to income for purposes of determining the participant's alternative minimum taxable income). A participant will recognize income if and when he disposes of the shares acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after the shares were transferred to him (the "ISO holding period"), the gain realized on such disposition will be characterized as long-term capital gain (which under current law is taxed at the same rate as ordinary income). If the disposition occurs prior to expiration of the ISO holding period, the participant will recognize, as ordinary income, the difference between the fair market value of the Common Stock on the date of exercise and the market price.

     The Company will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO unless the participant disposes of Common Stock acquired thereunder prior to the expiration of the ISO holding period. In that event, the Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

     Upon the exercise of an NQO, the participant will recognize, as ordinary income, the difference between the option price and the fair market value of the Common Stock on the date the option is exercised. If the participant is then subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the recognition of this income will be deferred for six months from the date of grant of the option. In such case, the ordinary income recognized at the end of that period will include any increase (or reflect any decrease) in the fair market value of the stock during that period. A person who is subject to the reporting requirements of Section 16 of the Exchange Act may elect to recognize income and have the amount of income determined as of the date of exercise by filing an "83(b) election" within thirty days of exercise.

     Any gain or loss that a participant realizes on a subsequent disposition of Common Stock acquired upon the exercise of an NQO will be treated as long-term or short-term capital gain or loss, depending on the period during which the participant held such shares.

     The exercise of an NQO will entitle the Company to claim a federal income tax deduction equal to the amount of income recognized by the participant.

     A participant's tax basis in Common Stock acquired under an ISO or NQO will equal the sum of (i) the option price that is paid to acquire such stock and
(ii) any amount that the participant is required to include in income upon the exercise of such right.

OPTIONS GRANTED PURSUANT TO THE STOCK OPTION PLAN

     Options have been granted pursuant to the Stock Option Plan since its inception as follows:

                                                                                                        NUMBER OF
                                                                                                        SHARES (1)
John P. McCann, President and Chief Executive Officer
  and Director.......................................................................................     450,000

James Dolphin, Senior Vice President, Chief Financial
  Officer and Director...............................................................................     198,000

Barry M. Kornblau, Senior Vice President, Director of
  Apartments and Director............................................................................     144,000

Richard B. Chess, Vice President and Director of Acquisitions........................................     113,000

Richard A. Giannotti, Vice President and Director of Construction....................................     115,000

All Named Executives as a group......................................................................   1,020,000

All non-employee directors as a group................................................................      52,000

All employees as a group.............................................................................   1,849,100

(1) For current information on the status of options held by officers and directors as a group, see the table labeled "Shares Beneficially Owned."

INDEPENDENT PUBLIC ACCOUNTANTS

     The Company from its inception has engaged the firm of Ernst & Young, LLP as its independent public accountants, and the Board selected Ernst & Young, LLP as auditors for 1996.

     Representatives of Ernst & Young, LLP will be present at the meeting, will be given the opportunity to make any statement they desire to make and will be available to respond to questions.

     The following graph indicates appreciation of $100 invested on December 31, 1990, in Company common stock (UDR) and S&P 500 and NAREIT Equity REIT Total Return Index securities (excluding health care), assuming full reinvestment of dividends.

                               PERFORMANCE GRAPH

           1990       1991      1992     1993     1994      1995
Equity      100      135.7    155.49   186.06   191.95    221.26
S&P 500     100      130.55   140.56   154.6    156.63    215.25
UDR         100      148.78   193.58   229.45   244.43    271.46


     The NAREIT Equity REIT Total Return Index (excluding health care) is published by the National Association of Real Estate Investment Trusts, Inc. Index data reflect monthly reinvestment of dividends and are based upon the monthly closing prices of shares of all tax-qualified equity REITs (real estate investment trusts at least 75% of whose gross invested assets are invested in real estate equities, excluding health care), including the Company, listed on the NYSE and the American Stock Exchange and traded in NASDAQ National Market System. At December 31, 1995, this Index included 219 equity REITs with a total market capitalization of $57.5 billion.

MATTERS TO BE PRESENTED AT THE 1997 ANNUAL MEETING OF SHAREHOLDERS

     Any qualified shareholder wishing to make a proposal to be acted upon at the Annual Meeting of Shareholders in 1997 must submit such proposal, to be considered by the Company for inclusion in the proxy statement, to the Company at its principal office in Richmond, Virginia, no later than December 15, 1997.

OTHER MATTERS

     Management knows of no matters other than those stated above likely to be brought before the Annual Meeting. However, if any matters not now known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the shares represented by such proxy on such matters in accordance with their best judgment.

     THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY AT ONCE.

                                                                       EXHIBIT A

           UNITED DOMINION REALITY TRUST, INC. 1985 STOCK OPTION PLAN

                                   ARTICLE I

                                  DEFINITIONS

     1.01 Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 422A of the Code) of the Company.

     1.02 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

     1.03 Board means the Board of Directors of the Company.

     1.04 Code means the Internal Revenue Code of 1954, as amended, and the Internal Revenue Code of 1986, as amended.

     1.05 Committee means the Compensation Committee of the Board.

     1.06 Common Stock means the common stock of the Company.

     1.07 Company means United Dominion Realty Trust, Inc.

     1.08 Director means a member of the Board who is not employed by the Company or an Affiliate.

     1.09 Director Option means an Option granted to a Director.

     1.10 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     1.11 Fair Market Value means, on any given date, the closing sale price of the Common Stock on the NYSE on such date, or, if the NYSE shall be closed on such date, or if the Common Stock is not traded on the NYSE on such date, the next preceding date on which the NYSE shall have been open and the Common Stock traded thereon.

     1.12 NYSE means the New York Stock Exchange.

     1.13 Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock, at the price set forth in an Agreement.

     1.14 Participant means an employee of the Company or an Affiliate, including such an employee who is also a member of the Board, who satisfies requirements of Article IV and is selected by the Committee to receive an Option.

     1.15 Plan means the United Dominion Realty Trust, Inc. 1985 Stock Option Plan.

     1.16 Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                   ARTICLE II

                                    PURPOSES

     The Plan is intended to assist the Company in recruiting and retaining Directors and key employees with ability and initiative by enabling Directors and employees who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company. It is further intended that Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422A of the Code, but no Option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

                                  ARTICLE III

                                 ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have authority to grant Options upon such terms (not inconsistent with the provisions of the Plan) as it may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) upon the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Committee, in its discretion, may accelerate the time at which any Option, other than a Director Option, may be exercised; provided, however, that no acceleration shall affect the applicability of Section 7.04 (relating to the order in which incentive stock options may be exercised) or Section 4.02 (relating to the maximum number of shares for which an incentive stock option may be exercisable in any calendar year). In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting the power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement or Option. All expenses of administering the Plan shall be borne by the Company.

                                   ARTICLE IV

                                  ELIGIBILITY

     4.01 General. Any employee (including an employee who is a member of the Board) of the Company or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of the Plan) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company or such Affiliate may, and each Director will, be granted one or more Options. All Options granted under the Plan shall be evidenced by Agreements that shall be subject to applicable provisions of the Plan and to such other provisions consistent with the Plan as the Committee may adopt. No Participant may be granted incentive stock options (under all incentive stock option plans of the Company and Affiliates) which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date an option is granted) exceeding $100,000.

     4.02 Grants to Employees. The Committee will designate employees to whom Options are to be granted and will specify the number of shares of Common Stock subject to each grant.

     4.03 Director Options. Each Director will be granted Options to purchase 2,000 shares of Common Stock on each date each director is elected or re-elected to the Board. The option price of such Director Options will in each case be the Fair Market Value on the date of grant and will be payable only in cash. Such Director Options will be exercisable for a period of ten (10) years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part.

     In addition, on the date of his or her first being elected to the Board, a Director will be granted options to purchase 5,000 shares of Common Stock at the Fair Market Value on the date of grant. The option price of such Director Options will be payable only in cash; such Director Options will be exercisable for a period of five (5) years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part.

     Options granted to a Director will terminate 30 days after the Director resigns or is removed from the Board, or 30 days after the annual meeting of shareholders at which the Director's term expires, if the Director does not stand or is not nominated for re-election or retires at that meeting.

     The provisions of this Section 4.03 will control in the event of any inconsistency with other provisions of the Plan and may not be varied by the Committee in any Agreement.

                                   ARTICLE V

                            STOCK SUBJECT TO OPTIONS

     The maximum aggregate number of shares of Common Stock that may be issued pursuant to Options granted under the Plan is 4,200,000 subject to adjustment as provided in Article IX. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under the Plan.

                                   ARTICLE VI

                                  OPTION PRICE

     The price per share for Common Stock purchased by the exercise of any Option granted under the Plan shall be determined by the Committee on the date the Option is granted; provided, however, that the price per share shall not be less than the Fair Market Value on the date of grant in the case of Option that is an incentive stock option, and that in the case of a Director Option the price per share shall be the Fair Market Value. In addition, the price per share shall not be less than 110% of such Fair Market Value in the case of an Option that is an incentive stock granted to a Participant who is a Ten Percent Shareholder on the date the Option is granted.

                                  ARTICLE VII

                              EXERCISE OF OPTIONS

     7.01 Maximum Option Period. No Option shall be exercisable after the expiration of ten years from the date the Option was granted. The terms of any Option not prescribed by the Plan may provide that it is exercisable for a period less than such maximum period.

     7.02 Nontransferability. Any Option granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution and, during the lifetime of the Participant to whom the Option is granted, may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

     7.03 Employee Status. For purposes of determining the applicability of
Section 422A of the Code and Section 7.01, the Board may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

     7.04 Nonexercisability While Previously Granted Option Outstanding. No Option which is an incentive stock option and which was granted before January 1, 1987 shall be exercisable by a Participant while that Participant has outstanding (within the meaning of Subsection 422A(c)(7) of the Code) any option which was granted before the Option was granted and which is an incentive stock option to purchase stock in the Company, in a corporation that (at the time the Option was granted) was an Affiliate, or in a predecessor of any of such corporations.

                                  ARTICLE VIII

                               METHOD OF EXERCISE

     8.01 Exercise. Subject to the provisions of Articles VII and X, an Option other than a Director Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. Such partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan with respect to remaining shares subject to the Option.

     8.02 Payment. Payment of the Option price shall be made in cash or, in the case of Options other than Director Options, a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or a part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof.

     8.03 Shareholders' Rights. No Participant shall, as a result of receiving any Option, have any rights as a shareholder until the date he exercises such Option.

                                   ARTICLE IX

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

     Should the Company effect one or more stock dividends, stock split-ups, subdivisions or consolidations of shares, or other similar changes in capitalization, the maximum number of shares as to which Options may be granted under the Plan shall be proportionately adjusted and the terms of options shall be adjusted as the Board shall determine to be equitably required. Any determination made under this Article IX by the Board shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, Options.

                                   ARTICLE X

             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations and rules of all domestic stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on the opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Board may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercised, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     11.01 Effect on Employment. Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof) shall confer upon any Board member any right to continue on the Board or to confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to remove any Board member or terminate the employment of any employee at any time with or without assigning a reason thereof.

     11.02 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     11.03 Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                  ARTICLE XII

                                   AMENDMENT

     The Board may amend or terminate the Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares that may be issued under Options or (ii) changes the class of persons eligible to become Participants or (iii) otherwise materially increase the benefits accruing to Participants. Section 4.03 may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

                                  ARTICLE XIII

                                DURATION OF PLAN

     No Option may be granted under the Plan after December 31, 2002. Options granted before such date shall remain valid in accordance with their terms.

                                  ARTICLE XIV

                             EFFECTIVE DATE OF PLAN

     Options may be granted under the Plan upon its adoption by the Board, provided that no Option will be effective unless the Plan is approved (at a duly held shareholders' meeting within twelve months of such adoption) by shareholders holding a majority of the Company's outstanding voting stock.

PROXY SOLICITED BY THE                                    Shares of Common Stock
BOARD OF DIRECTORS

                       UNITED DOMINION REALTY TRUST, INC.
                        ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 7, 1996


     The undersigned hereby appoints C. Harmon Williams, Jr. and John P. McCann as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of Common Stock of the undersigned in United Dominion Realty Trust, Inc. at the Annual Meeting of Shareholders to be held on May 7, 1996, and at any and all adjournments thereof:

                   (Please date and sign on the reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS WHO ARE LISTED, AND FOR THE AMENDMENTS TO THE 1985 STOCK OPTION PLAN.

                              FOLD AND DETACH HERE

                      [UNITED DOMINION REALTY TRUST LOGO]

1. ELECTION OF DIRECTORS                Nominees: Jeff C. Bane, R. Toms Dalton,
                                                  Jr., James Dolphin, Barry M.
   FOR all nominees     VOTE WITHHELD             Kornblau, John C. Lanford,
   listed (except as   for all nominees           John P. McCann, H. Franklin
   written to the          listed                 Minor, Lynne B. Sagalyn and
      contrary)                                   C. Harmon Williams, Jr.

         [ ]                 [ ]        (INSTRUCTION: To withhold authority to
                                         to vote for any individual nominee,
                                         write that nominee's name in the
                                         space provided below.)

                                         --------------------------------------

2. AMENDMENTS TO STOCK OPTION PLAN       3. In their discretion, the proxies
                                            are authorized to vote upon such
   FOR    AGAINST    ABSTAIN                other business as may properly
   [ ]      [ ]        [ ]                  come before the meeting.

                                         Dated:________________________ , 1996

                                         -------------------------------------

                                         -------------------------------------
                                                      (Signature)

                                         Please sign exactly as your name(s)
                                         appear(s) on this proxy. Only one owner
                                         of jointly owned shares need sign. When
                                         signing in a representative capacity,
                                         please give title. PLEASE MARK, SIGN,
                                         DATE AND PROMPTLY RETURN THIS PROXY
                                         USING THE ENCLOSED ENVELOPE.

                              FOLD AND DETACH HERE



UNITED DOMINION REALTY TRUST, INC.
   ANNUAL SHAREHOLDERS' MEETING

       TUESDAY, MAY 7, 1996
            4:00 P.M.                                  [MAP]

       OMNI RICHMOND HOTEL
         JAMES RIVER ROOM
      100 SOUTH 12TH STREET
     RICHMOND, VIRGINIA 23219

COMING FROM THE NORTH                     COMING FROM THE WEST
(Fredericksburg, Washington, D.C.,        (Charlottesville, Lexington...)
Maryland...)                              Follow 64 East to 95 South (bullet)
Arriving on 95 South (bullet) Take        Take exit 74A (I95 or Downtown
exit 74A (I95 or Downtown Expressway)     Expressway) (bullet) Take first exit
(bullet) Take first exit which is         which is Canal Street exit (bullet)
Canal Street exit (bullet) Next           Next right onto 10th Street (see sign
right onto 10th Street (see sign          for Shockoe Slip) (bullet) Take right
for Shockoe Slip) (bullet) Take           at next light which is Cary Street.
right at next light which is
Cary Street.
                                          COMING FROM THE EAST
COMING FROM THE SOUTH                     (Virginia Beach, Norfolk,
(Petersburg, North Carolina...)           Williamsburg or Richmond Airport...)
Arriving on 95 North (bullet) Take        Arriving on 64 West (bullet) Take
exit 74A (I95 or Downtown Expressway)     exit to 95 South (bullet) Take exit
(bullet) Take first exit which is         74A (I95 or Downtown Expressway)
Canal Street exit (bullet) Next           (bullet) Take first exit which is
right onto 10th Street (see sign          Canal Street exit (bullet) Next right
for Shockoe Slip) (bullet) Take           onto 10th Street (see sign for Shockoe
right at next light which is              Slip) (bullet) Take right at next
Cary Street.                              light which is Cary Street.

For your convenience, the Company will validate parking for the garage located beneath the Omni Richmond Hotel.